As filed with the Securities and Exchange Commission on June 3, 2013. Registration No. 333-168723

Registration No. 333-153002

Registration No. 333-124740

Registration No. 333-115335

Registration No. 333-105533

Registration No. 333-90170

Registration No. 333-87380

Registration No. 333-57484

Registration No. 333-67485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168723

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153002

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124740

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115335

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105533

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90170

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87380

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57484

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67485

UNDER THE SECURITIES ACT OF 1933

McMoRan Exploration Co.

(Exact name of registrant as specified in its charter)

Delaware	72-1424200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1615 Poydras Street New Orleans, Louisiana	70112
(Address of Principal Executive Offices)	(Zip Code)

McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan

McMoRan Exploration Co. 2005 Stock Incentive Plan

McMoRan Exploration Co. 2004 Director Compensation Plan

McMoRan Exploration Co. 2003 Stock Incentive Plan

McMoRan Exploration Co. 2002 Stock Bonus Plan

McMoRan Exploration Co. 2001 Stock Incentive Plan

McMoRan Exploration Co. 2001 Stock Bonus Plan

McMoRan Exploration Co. 2000 Stock Incentive Plan

McMoRan Exploration Co. Adjusted Stock Award Plan

McMoRan Exploration Co. 1998 Stock Option Plan

McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors

(Full title of plans)

John G. Amato

General Counsel

McMoRan Exploration Co.

1615 Poydras Street

New Orleans, Louisiana 70112

(504) 582-4000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kelly C. Simoneaux

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

These post-effective amendments relate to the following registration statements on Form S-8 (collectively, the “Registration Statements”) filed by McMoRan Exploration Co., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-168723, filed with the SEC on August 10, 2010, registering an additional 6,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable under the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan;

•

Registration Statement No. 333-153002, filed with the SEC on August 13, 2008, registering 5,500,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2008 Stock Incentive Plan and related preferred stock purchase rights;

•

Registration Statement No. 333-124740, filed with the SEC on May 9, 2005, registering 3,500,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2005 Stock Incentive Plan and related preferred stock purchase rights;

•

Registration Statement No. 333-115335, filed with the SEC on May 10, 2004, registering 175,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2004 Director Compensation Plan and related preferred stock purchase rights;

•

Registration Statement No. 333-105533, filed with the SEC on May 23, 2003, registering 2,000,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2003 Stock Incentive Plan and related preferred stock purchase rights;

•

Registration Statement No. 333-90170, filed with the SEC on June 10, 2002, registering 300,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2002 Stock Bonus Plan and related preferred stock purchase rights;

•

Registration Statement No. 333-87380, filed with the SEC on May 1, 2002, registering 1,250,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2001 Stock Incentive Plan and related preferred stock purchase rights;

•

Registration Statement No. 333-57484, filed with the SEC on March 23, 2001, registering 750,000 shares of Common Stock issuable under the McMoRan Exploration Co. 2001 Stock Bonus Plan and the McMoRan Exploration Co. 2000 Stock Incentive Plan and related preferred stock purchase rights; and

•

Registration Statement No. 333-67485, filed with the SEC on November 18, 1998, registering 2,352,279 shares of Common Stock issuable under the McMoRan Exploration Co. Adjusted Stock Award Plan, the McMoRan Exploration Co. 1998 Stock Option Plan and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors and related preferred stock purchase rights.

On June 3, 2013, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 5, 2012 by and among the Company, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), and INAVN Corp., a Delaware corporation and wholly owned subsidiary of FCX (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of FCX (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these post-effective amendments to the Registration Statements to deregister all of such securities of the Company registered but unsold under the Registration Statements as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on June 3, 2013.

McMoRan Exploration Co.

By:	/s/ Richard C. Adkerson
Richard C. Adkerson Co-Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, these post-effective amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James R. Moffett
James R. Moffett	Co-Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 3, 2013

/s/ Richard C. Adkerson
Richard C. Adkerson	Co-Chairman of the Board	June 3, 2013

/s/ B.M. Rankin, Jr.
B.M. Rankin, Jr.	Vice Chairman of the Board	June 3, 2013

/s/ Nancy D. Parmelee
Nancy D. Parmelee	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	June 3, 2013

/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.	Vice President and Controller- Financial Reporting (Principal Accounting Officer)	June 3, 2013

/s/ A. Peyton Bush, III
A. Peyton Bush, III	Director	June 3, 2013

/s/ William P. Carmichael
William P. Carmichael	Director	June 3, 2013

S-1

Signature	Title	Date

/s/ Robert A. Day
Robert A. Day	Director	June 3, 2013

/s/ James C. Flores
James C. Flores	Director	June 3, 2013

/s/ Gerald J. Ford
Gerald J. Ford	Director	June 3, 2013

/s/ H. Devon Graham, Jr.
H. Devon Graham, Jr.	Director	June 3, 2013

/s/ Suzanne T. Mestayer
Suzanne T. Mestayer	Director	June 3, 2013

/s/ John F. Wombwell
John F. Wombwell	Director	June 3, 2013

S-2